As filed with the Securities and Exchange Commission on May 18, 2018

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jaguar Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-2956775
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Mission Street, Suite 2375
San Francisco, California 94105
(Address of principal executive office) (Zip Code)

2014 Stock Incentive Plan

(Full title of the plan)

Lisa A. Conte
Chief Executive Officer and President
Jaguar Health, Inc.
201 Mission Street, Suite 2375
San Francisco, California 94105
(415) 371-8300
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Donald C. Reinke

Craig P. Tanner
Reed Smith LLP
101 Second Street, Suite 1800
San Francisco, California 94105
(415) 543-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐              Accelerated filer ☐

Non-accelerated filer   ☐  (Do not check if a smaller reporting company)

Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.0001 par value per share	735,000	$0.15	(2)	$110,250.00	$13.73

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares that may become issuable under the plan set forth herein by reason of any stock split, stock dividend, recapitalization or other similar transactions as provided in the above-referenced plan.

(2)         Estimated in accordance with Rules 457(c) and 457(h)  of the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.15 per share, which is the average of the high and low prices of the Registrant’s common stock, as reported on the NASDAQ Capital Market, on May 17, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.), a Delaware corporation (the “Registrant”), relating to 735,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible employees, consultants, and non-employee directors of the Registrant under the Registrant’s 2014 Stock Incentive Plan (the “Plan”), which Common Stock is in addition to (a) the 333,333 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 18, 2015 (File No. 333-204280), (b) the 1,712,498 shares of Common Stock registered on the Registrant’s Form S-8 filed on December 23, 2016 (File No. 333-215303), and (c) the 6,780,330 shares of Common Stock registered on the Registrant’s Form S-8  filed on August 14, 2017 (File No. 333-219939) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Certain Documents by Reference

The following documents of Registrant filed with the Securities and Exchange Commission (File No. 001-36714) are incorporated herein by reference:

(a)                                 Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017, filed with the Commission on April 9, 2018 (including information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K from Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 24, 2018);

(b)                                 Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2018, filed with the Commission on May 15, 2018;

(c)                                  Registrant’s Current Reports on Form 8-K, filed with the Commission on January 2, 2018, February 16, 2018, February 28, 2018, March 2, 2018, March 12, 2018, March 27, 2018, April 2, 2018, April 18, 2018 and May 18, 2018; and

(d)                                 The description of Registrant’s common stock contained in Registrant’s Registration Statement on Form 8-A (Registration No. 001-36714) filed with the Commission on October 30, 2014 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index immediately prior to the Signature Page.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (No. 001-36714) filed on August 1, 2017).

4.2

Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 9, 2018).

4.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (No. 001-36714) filed on May 18, 2015).

4.4	Specimen Common Stock Certificate of Jaguar Health, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (File No. 333-198383) filed on October 10, 2014).

5.1	Opinion of Reed Smith LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

99.1	Jaguar Health, Inc. 2014 Stock Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (No. 001-36714) filed on June 20, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 18th day of May 2018.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Lisa A. Conte and Karen Wright, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lisa A. Conte
Lisa A. Conte	Chief Executive Officer, President, and Director	May 18, 2018
(Principal Executive Officer)

/s/ Karen Wright
Karen Wright	Chief Financial Officer and Treasurer (Principal	May 18, 2018
Financial and Accounting Officer)

/s/ James J. Bochnowski
James J. Bochnowski	Chairman of the Board of Directors	May 18, 2018

Jiahao Qiu	Director

John Micek III	Director

/s/ Jonathan B. Siegel		May 18, 2018
Jonathan B. Siegel	Director

/s/ Jeffery C. Johnson		May 18, 2018
Jeffery C. Johnson	Director